EXHIBIT 99.4
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of MGP Ingredients, Inc. and that this Agreement be included as an Exhibit to such joint filing.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 5th day of April, 2021.

Cray Family Management, LLC

By:	/s/ Karen Seaberg
Karen Seaberg
Manager

Cray MGP Holdings, LP

By:	Cray Family Management, LLC, its General Partner

By:	/s/ Karen Seaberg
Karen Seaberg
Manager

Seaburg Family Management, Inc.

By:	/s/ Karen Seaberg
Karen Seaberg
President

Seaberg MGP Holdings, LP

By:	Seaberg Family Management, Inc., its General Partner

By:	/s/ Karen Seaberg
Karen Seaberg
President

By:	/s/ Karen Seaberg
Karen Seaberg

By:	/s/ Lori Mingus
Lori Mingus